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                                                            Ex 99.26(i)(2)(b)


                   FIRST AMENDMENT TO ADMINISTRATION AGREEMENT

     THIS FIRST AMENDMENT TO ADMINISTRATION AGREEMENT (the "Amendment") is made and entered into as of July 25, 2006 by and between SECURIAN FINANCIAL GROUP, INC., ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES LISTED ON SCHEDULE A ("Company"), a Delaware corporation, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

     WHEREAS, Company and State Street are parties to that certain Administration Agreement dated as of January 10, 2003 (the "Agreement"); and

     WHEREAS, Company and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

     NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Schedules A and B shall be replaced in their entirety by the Schedules A and B dated July 25, 2006 attached hereto and incorporated herein by this reference.

2. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY      SECURIAN FINANCIAL GROUP, INC., ON
                                         BEHALF OF ITSELF AND EACH OF ITS
                                         SUBSIDIARIES LISTED ON SCHEDULE A


By:                                      By:
    ----------------------------------       -----------------------------------
Name:                                    Name:
      --------------------------------         ---------------------------------
Title:                                   Title:
       -------------------------------          --------------------------------

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                                   SCHEDULE A
                          NAMES OF INSURANCE COMPANIES
                                  July 25, 2006

                        Minnesota Life Insurance Company

                         Securian Life Insurance Company

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                                   SCHEDULE B
                  NAME OF GENERAL ACCOUNTS OR SEPARATE ACCOUNTS
                                  July 25, 2006

Minnesota Life Insurance Company separate accounts:

     1.   Variable Annuity Account

     2.   Variable Life Account

     3.   Variable Universal Life Account

     4.   Variable Fund D

     5. All Minnesota Life group annuity separate accounts, as shall be agreed upon by the parties hereto from time to time.

Securian Life Insurance Company separate accounts:

     1.   Variable Annuity Account

     2.   Variable Life Account

     3.   Variable Universal Life Account

     4. All Securian Life group annuity separate accounts, as shall be agreed upon by the parties hereto from time to time.